Exhibit 5.1

Nancy H. Wojtas

+1 650 843 5819

nwojtas@cooley.com

July 22, 2015

Gran Tierra Energy Inc.

200, 150 13 Avenue S.W.

Calgary, Alberta

Canada T2R, 0V2

RE:	S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Gran Tierra Energy Inc., a Nevada corporation (the “Company”), of a Registration Statement on Form S-3 of even date herewith (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, including the base prospectus (the “Base Prospectus”) filed with the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and any free-writing prospectus(es). The Registration Statement, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements and any free-writing prospectus(es), covers the registration of:

•	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.001 par value, of the Company (the “Preferred Stock”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.6 to the Registration Statement (the “Indenture”);

•	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.8, 4.9 and 4.10 to the Registration Statement (each, a “Warrant Agreement”); and

•	subscription receipts for shares of Common Stock (the “Subscription Receipts”), which may be issued under subscription receipt agreements, to be dated on or about the date of the first applicable Subscription Receipt thereunder in the form filed as Exhibit 4.11 to the Registration Statement (the “Subscription Receipt Agreement”)

3175 Hanover Street, Palo Alto, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

Gran Tierra Energy Inc.

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The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Subscription Receipts are collectively referred to herein as the “Company Securities.” The Company Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have assumed that, at the time of issuance, any securities issued upon conversion of the Debt Securities or exercise of the Warrants or Subscription Receipts will be duly authorized, validly issued, fully paid and nonassessable. We have also assumed that any Debt Securities, Warrants or Subscription Receipts offered under the Registration Statement, and the related Indenture, Warrant Agreement or Subscription Receipts, as applicable, will be executed in the forms filed as exhibits to the Registration Statement.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

3175 Hanover Street, Palo Alto, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

Gran Tierra Energy Inc.

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1.           With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) and any related free-writing prospectus(es) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative Articles of Incorporation (the “Articles of Incorporation”) and Bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2.           With respect to any series of the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Warrants have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3175 Hanover Street, Palo Alto, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

Gran Tierra Energy Inc.

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3.           With respect to any series of the Subscription Receipts issued under a Subscription Receipt Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Subscription Receipts have been delivered and filed as required by such laws; (ii) the Subscription Receipt Agreement has been duly authorized by the Company, the Underwriter and the Trustee by all necessary corporate action; (iii) the Subscription Receipt Agreement has been duly executed and delivered by the Company, the Underwriter and the Trustee; (iv) the issuance and terms of the Subscription Receipts have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Subscription Receipts and of their issuance and sale have been duly established in conformity with the Subscription Receipt Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Subscription Receipts have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Subscription Receipt Agreement and delivered against payment therefor, then the Subscription Receipts, when issued and sold in accordance with the Subscription Receipt Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and any Prospectus Supplements. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Cooley LLP

By:	/s/ Nancy H. Wojtas
Nancy H. Wojtas

3175 Hanover Street, Palo Alto, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 www.cooley.com